Exhibit 23.2

Board of Directors
C-Chip Technologies Corporation
Montreal, Quebec
Canada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated July 28, 2002, on the financial statements of Keystone Mines Limited (now known as C-Chip Technologies Corporation) as of June 30, 2002 and the year then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

February 26, 2004